Exhibit 99.1

News Release

AstroNova Reports Fiscal 2025 Fourth-Quarter and Full-Year Financial Results;

Advancing Restructuring, Operational Realignment and

Product Simplification Plans to Drive Improved Earnings Power

•	Fourth quarter revenue of $37.4 million in line with preliminary expectations; fiscal 2025 revenue of $151.3 million comprised of 71% recurring revenue

•	Restructuring plan expected to deliver $3 million in annualized savings with 40% to be realized in fiscal 2026

•	Simplifying product portfolio; focused on higher growth higher margin products

•	Aerospace Test & Measurement segment ToughWriter printer transition 40% complete; drives operational efficiency and reduced working capital requirements while eliminating legacy royalties

West Warwick, R.I., April 14, 2025 – AstroNova, Inc. (Nasdaq: ALOT), a global leader in data visualization technologies, today announced financial results for its fiscal 2025 fourth quarter and full-year ended January 31, 2025. Results include the May 6, 2024 acquisition of MTEX NS.

Greg Woods, President and Chief Executive Officer of AstroNova, stated, “Fiscal 2025 was a challenging year as we addressed the difficult integration of MTEX, absorbed the impact of the Boeing strike and addressed the timing associated with large defense industry orders. Nonetheless, we aggressively implemented the AstroNova Operating System at MTEX, improved the leadership team, upgraded talent within the organization, and significantly improved the accounting and finance system and human resources processes. We are instilling accountability and discipline into the organization, streamlining the structure and eliminating waste. We have also identified how to best leverage MTEX’s operations in Portugal to create an AstroNova Center of Manufacturing Excellence in Europe. In fact, we are taking action throughout AstroNova to create a business that can deliver stronger earnings power.”

“Importantly, we are leveraging the innovative foundation of MTEX technologies to create more competitive solutions that address an expanded range of applications and provide our customers with higher quality and reliability. This will also enable us to gain greater control over our supply chain in order to reduce costs and expand margins. We plan to launch new products incorporating our next-generation technology in the first quarter of fiscal 2026 and will be rolling out more products throughout the year.”

Fiscal 2026 Outlook Reaffirmed

For fiscal 2026, AstroNova continues to expect net revenue in the range of $160 million to $165 million which is a 7% increase over fiscal 2025 at the mid-point of the range. Adjusted EBITDA margin is expected to be in the range of 8.5% to 9.5%, a 60-basis point expansion over the prior year at the mid-point.

Mr. Woods added, “We are focused on innovative solutions to gain market share and expand our market reach. Our strategic priorities in fiscal 2026 are to drive our print engine technology initiatives, capture greater ownership of the supply chain for our consumables, and drive the conversion to our ToughWriter family of printers with our Aerospace customers. In addition to offering a better solution for our customers, this conversion and other product simplification initiatives will reduce inventory, improve working capital and drive profitability.”

Fourth Quarter Fiscal 2025 Overview

Net revenue for the fourth quarter of fiscal 2025 was $37.4 million compared with net revenue of $39.6 million for the fourth quarter of fiscal 2024, a decrease of 5.6% or $2.2 million, reflecting lower sales in both Product Identification (PI) and Test & Measurement (T&M) segments.

PI revenue was $25.7 million for the fourth quarter of fiscal 2025 compared with $26.6 million for the fourth quarter of fiscal 2024, a decrease of 3.6% or $0.9 million. The decrease was primarily attributable to less favorable product mix in the 2025 period, partially offset by the addition of MTEX, which the Company acquired in May 2024.

On a GAAP (Generally Accepted Accounting Principles) basis, PI segment operating loss was $11.2 million for the fourth quarter of fiscal 2025, which includes the previously announced non-cash goodwill impairment of $13.4 million largely associated with the Company’s MTEX business and $0.1 million in inventory step-up expenses. This compares with PI segment GAAP operating profit of $3.2 million, or 12.2% of segment revenue, for the fourth quarter of fiscal 2024, which includes $0.3 million in product retrofit costs and restructuring charges. On a non-GAAP basis, excluding the discrete expenses in both periods, PI segment operating profit was $2.3 million, or 8.9% of segment revenue in the fourth quarter of fiscal 2025, compared with segment operating profit of $3.0 million, or 11.1% of segment revenue, for the fourth quarter of fiscal 2024.

T&M segment revenue was $11.7 million for the fourth quarter of fiscal 2025 compared with $13.0 million for the fourth quarter of fiscal 2024, a decrease of 9.9% or $1.3 million. The decrease was due primarily to a delayed defense order and, to a lesser extent, deferred deliveries associated with the Boeing strike.

T&M segment operating profit was $2.3 million, or 20.0% of segment revenue, for the fourth quarter of fiscal 2025 compared with segment operating profit of $3.7 million, or 28.2% of segment revenue, for the fourth quarter of fiscal 2024.

GAAP gross profit was $12.7 million for the fourth quarter of fiscal 2025, resulting in a gross margin of 34.1%, compared with gross profit of $14.7 million and a gross profit of 37.2% for the same period in fiscal 2024, primarily reflecting lower revenue and less favorable product mix in the 2025 period.

GAAP operating loss for the fourth quarter of fiscal 2025 was $12.3 million, compared with GAAP operating income of $3.9 million for the fourth quarter of fiscal 2024. On a non-GAAP basis, excluding discrete items in both periods, the Company reported operating income of $1.4 million, compared with $3.6 million in the fourth quarter of fiscal 2024.

Net loss on a GAAP basis was $15.6 million, or $2.07 per share, for the fourth quarter of fiscal 2025 compared with net income of $2.7 million, or $0.36 per diluted share, for the fourth quarter of fiscal 2024. On a non-GAAP basis, excluding discrete items in both periods, the Company reported net income of $0.4 million, or $0.06 per diluted share, for the fourth quarter of fiscal 2025 compared with net income of $2.5 million, or $0.33 per diluted share, in the fourth quarter of fiscal 2024.

Adjusted EBITDA was $2.8 million for the fourth quarter of fiscal 2025 compared with Adjusted EBITDA $5.2 million for the fourth quarter of fiscal 2024.

The Company’s order backlog was $28.3 million as of January 31, 2025 compared with $31.4 million at the end of fiscal 2024.

Full-Year Fiscal 2025 Overview

Net revenue for fiscal 2025 was $151.3 million compared with net revenue of $148.1 million for fiscal 2024, an increase of 2.2% or $3.2 million, reflecting higher sales in the T&M segment, partially offset by lower sales in the PI segment.

PI revenue was $102.3 million for fiscal 2025 compared with $104.0 million for fiscal 2024, a decrease of 1.6% or $1.7 million. The decrease was primarily attributable to less favorable product mix in the 2025 period, partially offset by the addition of MTEX, which the Company acquired in May 2024.

On a GAAP (Generally Accepted Accounting Principles) basis, PI segment operating loss was $4.0 million for fiscal 2025, which includes the previously announced non-cash goodwill impairment of $13.4 million largely associated with the Company’s MTEX business and $0.2 million in inventory step-up expenses. This compares with PI segment GAAP operating profit of $10.1 million, or 9.7% of segment revenue, for fiscal 2024, which includes $3.2 million in product retrofit costs and restructuring charges. On a non-GAAP basis, excluding the discrete expenses in both periods, PI segment operating profit was $9.7 million, or 9.4% of segment revenue, for fiscal 2025, compared with segment operating profit of $13.2 million, or 12.7% of segment revenue, for fiscal 2024.

T&M segment revenue was $48.9 million for fiscal 2025 compared with $44.0 million fiscal 2024, an increase of 11.1% or $4.9 million. The increase primarily reflected higher revenue from supplies and service/other in the 2025 period, partly offset by lower hardware sales.

T&M segment operating profit was $11.1 million, or 22.8% of segment revenue, fiscal 2025 compared with segment operating profit of $10.2 million, or 23.2% of segment revenue, for fiscal 2024.

GAAP gross profit was $52.7 million for fiscal 2025, resulting in a gross margin of 34.9%, compared with gross profit of $51.6 million and a gross profit of 34.9% for fiscal 2024.

GAAP operating loss for fiscal 2025 was $8.6 million, compared with GAAP operating income of $8.8 million for fiscal 2024. On a non-GAAP basis, excluding discrete items in both periods, the Company reported operating income of $6.6 million for fiscal 2025, compared with $12.0 million for fiscal 2024, primarily related to higher operating expenses in the 2025 period.

Net loss on a GAAP basis was $14.5 million, or $1.93 per share, for fiscal 2025 compared with net income of $4.7 million, or $0.63 per diluted share, for fiscal 2024. On a non-GAAP basis, excluding discrete items in both periods, the Company reported net income of $2.7 million, or $0.33 per diluted share, in fiscal 2025 compared with net income of $7.2 million, or $0.97 per diluted share, in fiscal 2024.

Adjusted EBITDA was $12.3 million for fiscal 2025 compared with Adjusted EBITDA $17.6 million for fiscal 2024.

Amendment and Waiver of Credit Agreement

As previously disclosed, AstroNova obtained an amendment and waiver with regard to its credit agreement with Bank of America. Among other changes to the credit agreement, the amendment waives certain covered covenants as of the end of its fiscal quarter ended January 31, 2025, provides for relaxed financial covenant ratios during fiscal 2026, and provides for reduced payments of one of its term loans during fiscal 2026 as the Company implements its restructuring efforts, after which the payments of such term loan increase. The amended credit agreement provides for up to $2 million in add-backs to the Company’s Consolidated EBITDA (as defined in the credit agreement) for Company cash restructuring charges in fiscal 2026.

Earnings Conference Call Information

AstroNova will discuss its fiscal fourth-quarter and full-year fiscal 2025 financial results and business outlook in an investor conference call at 9:00 a.m. ET today. To access the conference call, please dial (833) 470-1428 (U.S. and Canada) or (404) 975-4839 (International) approximately 10 minutes prior to the start time and enter access code 957215.

A real-time and an archived audio webcast of the call will be available through the “Investors” section of the AstroNova website, https://investors.astronovainc.com.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this news release contains the non-GAAP financial measures non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP segment operating profit, and Adjusted EBITDA. AstroNova believes that the inclusion of these non-GAAP financial measures helps investors gain a meaningful understanding of changes in the Company’s core operating results and can help investors who wish to make comparisons between AstroNova and other companies on both a GAAP and a non-GAAP basis. AstroNova’s management uses these non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. These measures are also used by the Company’s management to assist with their financial and operating decision-making. Please refer to the financial reconciliation table included in this news release for a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures for the three and 12 months ended January 31, 2025 and 2024.

AstroNova has not reconciled the forward-looking Adjusted EBITDA growth percentage included in its fiscal 2026 financial targets and outlook to the most directly comparable forward-looking GAAP measure because this cannot be done without unreasonable effort due to the lack of predictability regarding cost of sales, operating expenses, depreciation and amortization, and stock-based compensation. The impact of any of these items, individually or in the aggregate, may be significant.

About AstroNova

AstroNova (Nasdaq: ALOT), a global leader in data visualization technologies since 1969, designs, manufactures, distributes and services a broad range of products that acquire, store, analyze, and present data in multiple formats.

The Product Identification segment provides a wide array of digital, end-to-end product marking and identification solutions, including hardware, software, and supplies for OEMs, commercial printers, and brand owners. The Test and Measurement segment provides products designed for airborne printing solutions, avionics, and data acquisition. Our aerospace products include flight deck printing solutions, networking hardware, and specialized aerospace-grade supplies. Our data acquisition systems are used in research and development, flight testing, missile and rocket telemetry production monitoring, power, and maintenance applications.

AstroNova is a member of the Russell Microcap® Index and the LD Micro Index (INDEXNYSEGIS: LDMICRO). Additional information is available by visiting https://astronovainc.com/.

Forward-Looking Statements

Information included in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but rather reflect our current expectations concerning future events and results. These statements may include the use of the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning the Company’s anticipated performance, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, (i) the risk that our organizational improvements at MTEX may not result in the benefits that we expect; (ii) the risk that our cost-reduction and product line rationalization initiative may not provide the expected benefits; (iii) the risk that our Aerospace customers may not convert to our ToughWriter line in the volumes or on the schedule that we expect; (iv) the risk that we may not realize the anticipated benefits of our next-generation print engine technology;

and (v) those factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2024 and subsequent filings AstroNova makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

Contacts:

Tom DeByle

Vice President, Chief Financial Officer & Treasurer

AstroNova, Inc.

(401) 828-4000

Scott Solomon

Senior Vice President

Sharon Merrill Advisors

(857) 383-2409

ALOT@investorrelations.com

ASTRONOVA, INC.

Condensed Consolidated Statements of Income

In Thousands Except for Per Share Data

(Unaudited)

	Three Months Ended
	January 31, 2025	January 31, 2024
Net Revenue	$37,361	$39,594
Cost of Revenue	24,624	24,848

Gross Profit	12,737	14,746
Total Gross Profit Margin	34.1%	37.2%
Operating Expenses:
Selling & Marketing	6,421	5,977
Research & Development	1,751	1,878
General & Administrative	3,473	2,976
Goodwill Impairment	13,403	—

Total Operating Expenses	25,048	10,831
Operating Income (Loss)	(12,311)	3,915
Total Operating Margin	(33.0)%	9.9%
Interest Expense	847	779
Other (Income)/Expense, net	100	(216)

Income (Loss) Before Taxes	(13,258)	3,352
Income Tax Provision	2,342	641

Net Income (Loss)	$(15,600)	$2,711

Net Income (Loss) per Common Share - Basic	$(2.07)	$0.36

Net Income (Loss) per Common Share - Diluted	$(2.07)	$0.36

Weighted Average Number of Common Shares - Basic	7,534	7,438
Weighted Average Number of Common Shares - Diluted	7,534	7,550

	Twelve Months Ended
	January 31, 2025	January 31, 2024
Net Revenue	$151,283	$148,086
Cost of Revenue	98,534	96,465

Gross Profit	52,749	51,621
Total Gross Profit Margin	34.9%	34.9%
Operating Expenses:
Selling & Marketing	25,560	24,428
Research & Development	6,610	6,906
General & Administrative	15,816	11,491
Goodwill Impairment	13,403	—

Total Operating Expenses	61,389	42,825
Operating Income (Loss)	(8,640)	8,796
Total Operating Margin	(5.7)%	5.9%
Interest Expense	3,210	2,697
Other (Income)/Expense, net	437	26

Income (Loss) Before Taxes	(12,287)	6,073
Income Tax Provision	2,202	1,379

Net Income (Loss)	$(14,489)	$4,694

Net Income (Loss) per Common Share - Basic	$(1.93)	$0.63

Net Income (Loss) per Common Share - Diluted	$(1.93)	$0.63

Weighted Average Number of Common Shares - Basic	7,509	7,415
Weighted Average Number of Common Shares - Diluted	7,509	7,496

ASTRONOVA, INC.

Consolidated Balance Sheets

In Thousands

(Unaudited)

	January 31, 2025	January 31, 2024
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$5,050	$4,527
Accounts Receivable, net	21,218	23,056
Inventories, net	47,894	46,371
Prepaid Expenses and Other Current Assets	3,855	2,720

Total Current Assets	78,017	76,674
PROPERTY, PLANT AND EQUIPMENT	62,361	57,046
Less Accumulated Depreciation	(44,722)	(42,861)

Property, Plant and Equipment, net	17,639	14,185
OTHER ASSETS
Intangible Assets, net	23,519	18,836
Goodwill	14,515	14,633
Deferred Tax Assets	8,431	6,882
Right of Use Asset	1,781	603
Other Assets	1,694	1,438

TOTAL ASSETS	$145,595	$133,251

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$7,928	$8,068
Accrued Compensation	3,745	2,923
Other Liabilities and Accrued Expenses	4,461	2,706
Revolving Line of Credit	20,929	8,900
Current Portion of Long-Term Debt	6,110	2,842
Short-Term Debt	581	—
Current Portion of Royalty Obligation	1,358	1,700
Current Liability – Excess Royalty Payment Due	691	935
Income Taxes Payable	(0)	349
Deferred Revenue	543	1,338

Total Current Liabilities	46,346	29,761
NON-CURRENT LIABILITIES
Long-Term Debt, net of current portion	19,044	10,050
Royalty Obligation, net of current portion	1,106	2,093
Lease Liability, net of current portion	1,535	415
Grant Deferred Revenue	1,090	—
Income Tax Payables	684	551
Deferred Tax Liabilities	40	99

TOTAL LIABILITIES	69,845	42,969
SHAREHOLDERS’ EQUITY
Common Stock	547	541
Additional Paid-in Capital	64,215	62,684
Retained Earnings	49,380	63,869
Treasury Stock	(35,043)	(34,593)
Accumulated Other Comprehensive Loss, net of tax	(3,349)	(2,219)

TOTAL SHAREHOLDERS’ EQUITY	75,750	90,282

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$145,595	$133,251

ASTRONOVA, INC.

Condensed Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

	Twelve Months Ended
	January 31, 2025	January 31, 2024
Cash Flows from Operating Activities:
Net Income (Loss)	(14,489)	4,694
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Depreciation and Amortization	4,780	4,266
Grant Income charged to Depreciation	159	—
Goodwill Impairment	13,403	—
Amortization of Debt Issuance Costs	30	23
Restructuring Cost	—	2,040
Share-Based Compensation	1,378	1,347
Deferred Income Tax provision (Benefit)	9	(78)
Changes in Assets and Liabilities, net of impact of acquisition:
Accounts Receivable	2,859	(1,486)
Inventories	1,616	2,910
Accounts Payable and Accrued Expenses	(2,379)	(46)
Deferred Revenue	(1,520)	—
Income Taxes	(904)	(343)
Other	(94)	(973)

Net Cash Provided by Operating Activities	4,848	12,354
Cash Flows from Investing Activities:
Purchases of Property, Plant and Equipment	(1,165)	(875)
Cash Paid for MTEX Acquisition, net of cash acquired	(19,109)	—

Net Cash Provided (Used) for Investing Activities	(20,274)	(875)
Cash Flows from Financing Activities:
Net Cash Proceeds from Employee Stock Option Plans	13	105
Net Cash Proceeds from Share Purchases under Employee Stock Purchase Plan	146	107
Net Cash Used for Payment of Taxes Related to Vested Restricted Stock	(450)	(358)
Net Borrowings under Revolving Credit Facility	11,508	(7,000)
Proceeds from Long-Term Debt Borrowings	15,078	—
Payment of Minimum Guarantee Royalty Obligation	(1,902)	(1,725)
Principal Payments of Long-Term Debt	(8,980)	(2,100)
Payments of Debt Issuance Costs	(35)	—

Net Cash Provided (Used) for Financing Activities	15,378	(10,971)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	571	73

Net Increase in Cash and Cash Equivalents	523	581
Cash and Cash Equivalents, Beginning of Period	4,527	3,946

Cash and Cash Equivalents, End of Period	5,050	4,527

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Period for:
Cash Paid During the Period for Interest	2,701	2,343
Cash Paid During the Period for Income Taxes, net of refunds	2,210	1,694
Non-Cash Transactions:
Financed Equipment Purchase	—	822
Capital Lease Obtained in Exchange for Capital Lease Liabilities	1,581	—

ASTRONOVA, INC.

Revenue and Segment Operating Profit

In Thousands

(Unaudited)

	Revenue		Segment Operating Profit
	Three Months Ended		Three Months Ended
	January 31, 2025	January 31, 2024	January 31, 2025	January 31, 2024
Product Identification	$25,679	$26,626	$(11,174)	$3,239
Test & Measurement	11,683	12,968	2,337	3,652

Total	$37,361	$39,594	(8,837)	6,891

General & Administrative Expenses			3,473	2,976

Operating Income (Loss)			(12,311)	3,915
Interest Expense			847	779
Other (Income)/Expense, net			100	(216)

Income (Loss) Before Income Taxes			(13,258)	3,352
Income Tax Provision			2,342	641

Net Income (Loss)			$(15,600)	$2,711

	Revenue		Segment Operating Profit
	Twelve Months Ended		Twelve Months Ended
	January 31, 2025	January 31, 2024	January 31, 2025	January 31, 2024
Product Identification	$102,345	$104,041	$(3,967)	$10,087
Test & Measurement	48,938	44,045	11,143	10,200

Total	$151,283	$148,086	7,176	20,287

General & Administrative Expenses			15,816	11,491

Operating Income (Loss)			(8,640)	8,796
Interest Expense			3,210	2,697
Other (Income)/Expense, net			437	26

Income (Loss) Before Income Taxes			(12,287)	6,073
Income Tax Provision			2,202	1,379

Net Income (Loss)			$(14,489)	$4,694

Note: Segment Operating Profit excludes General & Administrative Expenses

ASTRONOVA, INC.

Reconciliation of GAAP to Non-GAAP Items

In Thousands Except for Per Share Data

(Unaudited)

	Three Months Ended
	January 31, 2025	January 31, 2024
Gross Profit	$12,737	$14,746
Inventory Step-Up	62	—
Restructuring Charges, net	—	(32)
Product Retrofit Costs, net	—	(210)

Non-GAAP Gross Profit	$12,799	$14,504

Operating Expenses	$25,048	$10,831
MTEX-related Acquisition Expenses	(254)	0
Restructuring Charges, net	—	43
Goodwill Impairment	(13,403)	—

Non-GAAP Operating Expenses	$11,392	$10,874

Operating Income (Loss)	$(12,311)	$3,915
MTEX-related Acquisition Expenses	254	(0)
Inventory Step-Up	62	—
Restructuring Charges, net	—	(75)
Product Retrofit Costs, net	—	(210)
Goodwill Impairment	13,403	—

Non-GAAP Operating Income	$1,408	$3,630

Net Income (Loss)	$(15,600)	$2,711
MTEX-related Acquisition Expenses, net	197	(0)
CFO Transition Costs, net	(4)
Inventory Step-Up, net	50	—
Restructuring Charges, net	—	(58)
Product Retrofit Costs, net	—	(162)
Goodwill Impairment	13,403	—
Tax Provision Valuation Allowance	2,373

Non-GAAP Net Income	$419	$2,491

Diluted Earnings Per Share	$(2.07)	$0.36
MTEX-related Acquisition Expenses	0.03	(0.00)
CFO Transition Costs, net	(0.00)	—
Inventory Step-Up	0.01	—
Restructuring Charges, net	—	(0.01)
Product Retrofit Costs, net	—	(0.02)
Goodwill Impairment	1.78	—
Tax Provision Valuation Allowance	0.31	—

Non-GAAP Diluted Earnings Per Share	$0.06	$0.33

	Twelve Months Ended
	January 31, 2025	January 31, 2024
Gross Profit	$52,749	$51,621
Inventory Step-Up	216	—
Restructuring Charges	—	2,064
Product Retrofit Costs	—	642

Non-GAAP Gross Profit	$52,966	$54,327

Operating Expenses	$61,389	$42,825
MTEX-related Acquisition Expenses	(1,204)	0
CFO Transition Costs	(432)
Restructuring Charges	—	(512)
Goodwill Impairment	(13,403)	—

Non-GAAP Operating Expenses	$46,350	$42,313

Operating Income (Loss)	$(8,640)	$8,796
MTEX-related Acquisition Expenses	1,204	(0)
CFO Transition Costs	432
Inventory Step-Up	216	—
Restructuring Charges	—	2,576
Product Retrofit Costs	—	642
Goodwill Impairment	13,403	—

Non-GAAP Operating Income	$6,615	$12,014

Net Income (Loss)	$(14,489)	$4,694
MTEX-related Acquisition Expenses, net	910	(0)
CFO Transition Costs, net	328	—
Inventory Step-Up, net	161	—
Restructuring Charges, net	—	1,990
Product Retrofit Costs, net	—	496
Goodwill Impairment	13,403	—
Tax Provision	2,373

Non-GAAP Net Income	$2,686	$7,180

Diluted Earnings Per Share	$(1.93)	$0.63
MTEX-related Acquisition Expenses	0.12	(0.00)
CFO Transition Costs	0.04	—
Inventory Step-Up	0.02	—
Restructuring Charges	—	0.27
Product Retrofit Costs	—	0.07
Goodwill Impairment	1.76	—
Tax Provision Valuation Allowance	0.31	—

Non-GAAP Diluted Earnings Per Share	$0.33	$0.97

ASTRONOVA, INC.

Reconciliation of Net Income to Adjusted EBITDA

Amounts In Thousands

(Unaudited)

	Three Months Ended
	January 31, 2025	January 31, 2024
Net Income (Loss)	$(15,600)	$2,711
Interest Expense	847	779
Income Tax Expense	2,342	641
Depreciation & Amortization	1,266	1,108

EBITDA	$(11,146)	$5,239

Share-Based Compensation	219	282
MTEX-related Acquisition Expenses	259	—
CFO Transition Costs	(5)	—
Inventory Step-Up	62	—
Goodwill Impairment	13,403	—
Restructuring Charges	—	(75)
Product Retrofit Costs	—	(210)

Adjusted EBITDA	$2,793	$5,236

	Twelve Months Ended
	January 31, 2025	January 31, 2024
Net Income (Loss)	$(14,489)	$4,694
Interest Expense	3,210	2,697
Income Tax Expense (Benefit)	2,202	1,379
Depreciation & Amortization	4,780	4,266

EBITDA	$(4,297)	$13,036

Share-Based Compensation	1,378	1,347
MTEX-related Acquisition Expenses	1,204	—
CFO Transition Costs	432	—
Inventory Step-Up	216	—
Goodwill Impairment	13,403	—
Restructuring Charges	—	2,576
Product Retrofit Costs	—	642

Adjusted EBITDA	$12,336	$17,601

ASTRONOVA, INC.

Reconciliation of Segment Operating Income to Non-GAAP Segment Operating Income

Amounts In Thousands

(Unaudited)

	Three Months Ended
	January 31, 2025			January 31, 2024
	Product Identification	Test & Measurement	Total	Product Identification	Test & Measurement	Total
Segment Operating Profit (Loss)	$(11,174)	$2,337	$(8,837)	$3,239	$3,652	$6,891
Inventory Step-Up	62	—	62	—	—	—
Restructuring Charges	—	—	—	(75)	—	(75)
Product Retrofit Costs	—	—	—	(210)	—	(210)
Goodwill Impairment	13,403	—	13,403	—	—	—

Non-GAAP - Segment Operating Profit	$2,291	$2,337	$4,628	$2,954	$3,652	$6,606

	Twelve Months Ended
	January 31, 2025			January 31, 2024
	Product Identification	Test & Measurement	Total	Product Identification	Test & Measurement	Total
Segment Operating Profit (Loss)	$(3,967)	$11,143	$7,176	$10,087	$10,200	$20,287
Inventory Step-Up	216	—	216	—	—	—
Restructuring Charges	—	—	—	2,494	—	2,494
Product Retrofit Costs	—	—	—	642	—	642
Goodwill Impairment	13,403	—	13,403	—	—	—

Non-GAAP - Segment Operating Profit	$9,652	$11,143	$20,795	$13,223	$10,200	$23,423

Note: Segment Operating Profit excludes General & Administrative Expenses

ASTRONOVA, INC.

Reconciliation of GAAP to Non-GAAP Items for PI Segment

Amounts In Thousands

(Unaudited)

	Three Months Ended January 31, 2025						Three Months Ended January 31, 2024
	Total PI Segment as Reported	MTEX as Reported	Inventory Step-Up	Goodwill Impairment	Adj MTEX (Non-GAAP)	PI Excluding MTEX (Non-GAAP)	Total PI Segment as Reported	Restructuring Charges	Product Retrofit Costs	PI (Non-GAAP)
Net Revenue	$25,679	$1,657			$1,657	$24,022	$26,626			$26,626
Cost of Revenue	17,108	1,313	(62)		1,251	15,857	17,215	75	210	17,500

Gross Profit	8,571	344	62	—	406	8,165	9,411	(75)	(210)	9,126
Selling & Marketing	5,439	653			653	4,785	5,121			5,121
Research & Development	904	198			198	706	1,051			1,051
Goodwill Impairment	13,403	13,403		(13,403)	—	—	—			—

Operating Expenses	19,746	14,254	—	(13,403)	851	5,491	6,172	—	—	6,172

Segment Operating Profit (Loss)	$(11,175)	$(13,910)	$62	$13,403	$(445)	$2,674	$3,239	$(75)	$(210)	$2,954

	Twelve Months Ended January 31, 2025						Twelve Months Ended January 31, 2024
	Total PI Segment as Reported	MTEX as Reported	Inventory Step-Up	Goodwill Impairment	Adj MTEX (Non-GAAP)	PI Excluding MTEX (Non-GAAP)	Total PI Segment as Reported	Restructuring Charges	Product Retrofit Costs	PI (Non-GAAP)
Net Revenue	$102,345	$4,163			$4,163	$98,182	$104,041			$104,041
Cost of Revenue	68,420	3,652	(216)		3,436	64,984	69,064	(2,494)	(642)	65,928

Gross Profit	33,925	511	216	—	727	33,198	34,977	2,494	642	38,113
Selling & Marketing	21,386	2,485			2,485	18,901	20,601	—		20,601
Research & Development	3,104	309			309	2,795	4,289	—		4,289
Goodwill Impairment	13,403	13,403		(13,403)	—	—	0	—		0

Operating Expenses	37,892	16,197	—	(13,403)	2,794	21,696	24,890	—	—	24,890

Segment Operating Profit (Loss)	$(3,967)	$(15,686)	$216	$13,403	$(2,067)	$11,502	$10,087	$2,494	$642	$13,223

Note: Segment Operating Profit excludes General & Administrative Expenses. MTEX General & Administrative Expenses of $411,000 for the three months ended January 31, 2025 and $1,194,000 for the twelve months ended January 31, 2025 results in an MTEX Operating Profit (net of $13,403,000 Goodwill Impairment) of $995,000 for the three months ended January 31, 2025 and $3,478,000 for the twelve months ended January 31, 2025.